EXHIBIT 10.6

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

VYNLEADS, INC.

CONVERTIBLE NOTE

Issuance Date: July 31, 2017	Principal Amount: U.S. $125,000 One Hundred Twenty Five Thousand U.S. Dollars

FOR VALUE RECEIVED, Vynleads, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of the undersigned lender or registered assigns (“Holder”) the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined in Section 16 below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest in such amount as defined below (the “Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used in this Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) are defined in Section 16.

1.

PAYMENTS.

a.

Payment of Principal. On the Maturity Date, the Company shall pay to the Holder the outstanding Principal amount, together with any accrued and unpaid Interest or accrued and unpaid Default Interest on Principal and Interest.

b.

Prepayment. The Company shall have the right to prepay all or any part of the Principal or Interest due hereunder at any time, without penalty or premium.

c.

Payment Terms. All payments will be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the

Vynleads, Inc.                                                                                                                                    Convertible Note

next succeeding day which is a Business Day. Payment will be credited first to accrued Interest due and payable, with any remainder applied to Principal.

d.

Security. This Note is a general unsecured obligation of the Company.

2.

INTEREST; INTEREST RATE; DEFAULT INTEREST.

Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 365-day year and shall be payable in arrears to the Holder on the Maturity Date in cash.  From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall be increased to the lower of: (i) ten percent (10%); and (ii) the highest amount permitted by applicable law (the “Default Interest”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.

CONVERSION OF NOTES.

a.

Note Conversion. This Note shall be convertible into shares of Capital Stock issued by the Company in the next equity financing conducted by the Company, in a single transaction, or series of related transactions, (the “Next Equity Financing”) as follows:

(i) automatically on or prior to the Maturity Date if the Next Equity Financing results in net proceeds (individually or in the aggregate) to the Company of at least One Million Dollars ($1,000,000) (excluding any amounts received in connection with the conversion of this Note or any other debt securities converting into equity in connection with such financing); or

(ii) on or prior to the Maturity Date, at the sole discretion of the Holder;

The number of shares of Capital Stock the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued Interest under this Note on the date of conversion (the “Note Value”) by (y) the applicable Conversion Price. The “Conversion Price” shall be the lowest per share purchase price of the Capital Stock issued in the Next Equity Financing.

b.

No Fractional Shares.  The Company shall not issue any fraction of a share of Capital Stock of the Company upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Capital Stock of the Company, the Company shall round such fraction of a share of Capital Stock down to the nearest whole share and shall pay to the Holder cash in an amount equal to that portion of the Note Value that would otherwise convert into a fractional share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Capital Stock upon conversion of any Principal.

Vynleads, Inc.                                                                                                                                    Convertible Note

c.

Mechanics of Conversion.  To convert the Note Value into shares of Capital Stock issued by the Company in the Next Equity Financing in accordance with Section 3(a)(ii) on or prior to the Maturity Date, the Holder shall (A) transmit by fax or email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, (B) provide this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) and (C) execute and deliver to the Company the securities purchase agreement and such other agreements required to be executed and delivered by all other subscribers for the purchase and issuance of such Capital Stock in connection with such Next Equity Financing.  On or before the third (3rd) Business Day following the date of receipt of the Conversion Notice, the Company shall transmit by fax or email (or otherwise deliver) an acknowledgment of confirmation of receipt of such Conversion Notice to the Holder and a notice certifying the number of shares and class issuable to the Holder upon conversion of this Note. On or before the tenth (10th) Business Day following the date of receipt of the Conversion Notice (the “Share Delivery Date”), the Company shall (i) issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Capital Stock to which the Holder shall be entitled; and (ii) pay to the Holder in cash an amount equal to the remainder of the Note Value not converted under Section 3(a)(ii).

d.

Record Holder.  The Person or Persons entitled to receive the shares of Capital Stock of the Company issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Capital Stock on the relevant conversion date.

e.

Conditions to Conversion.  Notwithstanding anything contained herein to the contrary, if the Holder is not already a party to such agreements, then as a condition to the issuance of Capital Stock upon conversion of this Note, the Holder shall enter into (i) the then-effective Stockholders Agreement with the Company and the other shareholders of the Company and (ii) customary market stand down and/or lockup agreements.

f.

Conversion upon an Acquisition of the Company.  In the event of an Acquisition Event prior to the Maturity Date, the Holder shall have the option to either (i) convert the Note Value into Capital Stock as determined in accordance with Section 3(a), which conversion shall occur immediately prior to and conditioned upon the closing of the Acquisition Event, or (ii) demand immediate repayment of an amount equal to the Note Value, which repayment shall occur and be conditioned upon the closing of the Acquisition Event.

4.

RIGHTS UPON EVENT OF DEFAULT.

a.

Event of Default.  Each of the following events shall constitute an “Event of Default”:

i.

the Company’s failure to cure a failure to convert the Note by failing to deliver the required number of shares of Capital Stock within thirty (30) Business Days following the applicable conversion event;

Vynleads, Inc.                                                                                                                                    Convertible Note

ii.

the Company’s failure to pay to the Holder any amount of Principal, Interest, Default Interest or other amounts when and as due under this Note;

iii.

bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within thirty (30) days of their initiation;

iv.

the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

v.

 the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days; or

vi.

a default that results in the acceleration in the payment of any other indebtedness by the Company or any of its subsidiaries.

b.

Remedies.  Following the occurrence of an Event of Default, (i) the applicable Interest Rate shall be increased in accordance with Section 2 of this Note, and (ii) the Holder may, at its option, accelerate the Maturity Date and declare the Note Value of this Note immediately due and payable upon notice to the Company.

Vynleads, Inc.                                                                                                                                    Convertible Note

5.

RESERVATION OF AUTHORIZED SHARES.

So long as any Principal of this Note is outstanding and unpaid, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Capital Stock, solely for the purpose of effecting the conversion of this Note.

6.

VOTING RIGHTS.

The Holder shall have no voting rights as the holder of this Note, except as required by law, including, without limitation, the Delaware General Corporation Law, and as expressly provided in this Note.

7.

AMENDING THE TERMS OF NOTES.

No modification, change or amendment to this Note shall be effective unless  it is in writing signed by the Company and the Holder.

8.

TRANSFER.

This Note may not be offered, sold, assigned or transferred by the Holder without the consent of the Company; provided, however, that Holder may transfer this Note to a member or Affiliate of Holder without the consent of the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

9.

REISSUANCE OF THIS NOTE.

a.

Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 9(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 9(d)) to the Holder representing the outstanding Principal not being transferred.

b.

Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 9(d)) representing the outstanding Principal.

c.

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 9(d) and in principal amounts of at least

Vynleads, Inc.                                                                                                                                    Convertible Note

$10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

d.

Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a) or Section 9(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Default Interest on the Principal and Interest of this Note, from the Issuance Date.

10.

CONSTRUCTION; HEADINGS.

This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

11.

FAILURE OR INDULGENCE NOT WAIVER.

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12.

NOTICES.

All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 12).

13.

CANCELLATION.

After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Vynleads, Inc.                                                                                                                                    Convertible Note

14.

WAIVER.

a.

Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

b.

Waiver of Rights. No waiver of any obligation of the Company or the Holder under this Note shall be effective unless it is in writing signed by the Company and the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

15.

GOVERNING LAW.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement, shall be resolved by arbitration before a panel of three (3) arbitrators, administered by JAMS under its arbitration rules then in effect and held in the Borough of Manhattan in the City of New York, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled.  The Holder hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such venue, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. EACH OF THE HOLDER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

Vynleads, Inc.                                                                                                                                    Convertible Note

16.

CERTAIN DEFINITIONS.

For purposes of this Note, the following terms shall have the following meanings:

a.

“Acquisition Event” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation),  (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease, exclusive license or other disposition is to a wholly owned subsidiary of the Company or (iii) a Change of Control occurs.

b.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

c.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

d.

“Capital Stock” shall mean any class or series of equity securities issued by the Company.”

e.

“Change of Control” means any person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding equity interests of the Company.

f.

“Interest Rate” means eight percent (8%) per annum.

g.

“Issuance Date” means the “Issuance Date” set forth above.

h.

“Maturity Date” shall mean eighteen (18) months from the date hereof.

i.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[signature page follows]

Vynleads, Inc.                                                                                                                                    Convertible Note

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

VYNLEADS, INC.

By: /s/ Alex Mannine

Name: Alex Joseph Mannine

Title: Chief Executive Officer

Address for Notices:

534 Riveria Pl.

Rock Hill, SC  29730

Vynleads, Inc.                                                                                                                                    Convertible Note

HOLDER’S ACKNOWLEDGMENT:

The terms and conditions of this Note are hereby duly acknowledged and agreed by the undersigned Holder as of the Issuance Date set forth above.

HOLDER:

/s/ Alex Mannine

Alex Joseph Mannine

Address for Notices:

534 Riveria Pl.

Rock Hill, SC  29730

Vynleads, Inc.                                                                                                                                    Convertible Note

EXHIBIT A

VYNLEADS, INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Vynleads, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Note Value (as defined in the Note) of the Note indicated below into Capital Stock (as defined in the Note), as of the date specified below.

Date of Conversion:

_________________________________________________________

Note Value to be Converted:

___________________________________________________

Please issue shares of Capital Stock of the Company into which the Note is being converted in the following name and to the following address:

Issue to:
Address:
Email:
Fax Number:
Authorization/Signature:
Name:
Title:
Dated: